SENIOR EXECUTIVE’S EMPLOYMENT AGREEMENT

THIS SENIOR EXECUTIVE’S EMPLOYMENT AGREEMENT (the “Agreement”) is entered into by and among the individual more particularly described in exhibit 0.1 annexed hereto and made a part hereof (the “Senior Executive”) and PUGET TECHNOLOGIES, INC., a publicly held Nevada corporation subject to reporting requirements under the Securities Exchange Act of 1934, as amended pursuant to Sections 13 and 15(d) thereof (“Puget” and the “Exchange Act,” respectively), Puget and the Senior Executive being sometimes hereinafter collectively to as the “Parties” or generically as a “Party”.

PREAMBLE:

WHEREAS, Puget is in the midst of a complex acquisition program and requires the services of talented, diligent, loyal and competent senior executives to supplement and eventually replace its current management; and

WHEREAS, the Senior Executive has the background disclosed on exhibit 0.2 annexed hereto and made a part hereof (the “Senior Executive’s Qualifications”); and

WHEREAS, Puget desires to retain the Senior Executive for the purposes described in exhibit 0.3 annexed hereto and made a part hereof (the “Senior Executive’s Services”); and

WHEREAS, the Senior Executive is agreeable to serving as a Puget Senior Executive on the terms and conditions hereinafter set forth:

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereby exchanged, as well as of the sum of ten ($10.00) Dollars and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

WITNESSETH:

Article One: Term, Renewals, Earlier Termination

1.1	Term.

Subject to the provisions set forth herein, the term of the Senior Executive’s retainment hereunder will be deemed to commence on the first business day following execution of this Agreement by all Parties hereto and continue until the close of business on the 1,095th day thereafter, unless extended or earlier terminated by Puget as hereinafter set forth and subject to the extended confidentiality and non-competition provisions hereinafter set forth.

Please initial: Puget: ___Senior Executive:

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

1.2	Renewals.

(a)	This Agreement will be renewed automatically, after expiration of the original term, on a continuing annual basis, unless the Party wishing not to renew this Agreement provides the other Party with written notice of its election not to renew (“Termination Election Notice”) on or before the 30th day prior to termination of the then current term.

(b)	Notwithstanding the foregoing,

(1)	In lieu of automatic renewal the Senior Executive may instead propose amended or supplemental terms on or before the 90th day prior to the expiration of the then effective term which Puget may accept or reject during the 30 day period following their submission.

(2)	If Puget accepts such terms, then this Agreement shall be renewed, as amended.

(3)	If Puget rejects such terms, then the Parties may either negotiate mutually agreeable renewal terms or this Agreement will terminate upon expiration of the then applicable term.

1.3	Earlier Termination.

(a)	Puget will have the right to terminate this Agreement prior to the expiration of its Term, or of any renewals thereof, subject to the provisions of Section 1.4, for the following reasons:

(1)	For Cause:

(A)	Puget terminate the Senior Executive’s retainment under this Agreement at any time for cause.

(B)	Such termination will be evidenced by written notice thereof to the Senior Executive, which notice will specify the cause for termination.

(C)	For purposes hereof, the term “cause” will mean:

(i)	The inability of the Senior Executive, through sickness or other incapacity, to discharge his, her or its duties under this Agreement for 15 or more consecutive days or for a total of 30 or more days in a period of twelve consecutive months;

(ii)	The refusal of the Senior Executive to follow the directions of Puget’s board of directors, president or other superior officers;

(iii)	Dishonesty; theft; or conviction of a crime involving moral turpitude;

(iv)	Material default in the performance by the Senior Executive of his, her or its obligations, services or duties required under this Agreement (other than for illness or incapacity) or materially breach of any provision of this Agreement, which default or breach has continued for five days after written notice of such default or breach.

Please initial: Puget: ___Senior Executive:

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

(2)	Discontinuance of Business:

In the event that Puget discontinues operating its business, this Agreement will terminate as of the last day of the month on which it ceases operation with the same force and effect as if such last day of the month were originally set as the termination date hereof; provided, however, that a reorganization of Puget will not be deemed a termination of their respective business.

(3)	Death:

This Agreement will terminate immediately on the death of the Senior Executive; however, all accrued compensation at such time will be promptly paid to the Senior Executive’s estate.

(b)	The Senior Executive:

(1)	In the event of a Material breach of this Agreement by Puget, the Senior Executive shall have the right to terminate the Agreement by providing written notice specifying the nature of the Material breach and the remedial action required to cure such Material breach which Puget fails to cure within ten business days following receipt of such notice.

(2)	The Senior Executive shall have the right to terminate this Agreement upon mutual agreement between the Parties.

1.4	Final Settlement.

Upon termination of this Agreement and payment to the Senior Executive of all amounts due him, her or it hereunder, the Senior Executive or his, her or its representative will execute and deliver to the terminating entity on a form prepared by the terminating entity, a receipt for such sums and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, will forthwith tender to the terminating entity all records, manuals and written procedures, as may be desired by it for the continued conduct of its business.

Article Two: Scope of Employment

2.1	Retention.

Puget hereby hires the Senior Executive and the Senior Executive hereby accepts such retainment, in accordance with the terms, provisions and conditions of this Agreement and the exhibits appurtenant hereto.

2.2	General Description of Duties.

The Senior Executive’s initial hierarchal position and duties are more particularly described on exhibit 2.2 annexed hereto and made a part hereof (the “Position and Duties”), subject to modification, promotion, etc., as Puget, with the consent of Puget, deems appropriate.

Please initial: Puget: ___Senior Executive:

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

2.3	Status.

(a)	The Senior Executive will serve in the role and subject to the specifications and limitations on authority described in exhibit 2.3 annexed hereto and made a part hereof (the “Scope of Retention”).

(b)	The Senior Executive hereby covenants and agrees that he, she or it will not hold himself, herself or itself out as an authorized agent of Puget unless such authority is specifically assigned to him, her or it, either generally or on a case by case basis by the board of directors of Puget, pursuant to a duly adopted resolution which remains in effect.

(c)	The Senior Executive hereby represents and warrants to Puget that he, she or it is subject to no legal, self-regulatory organization (e.g., Financial Industry Regulatory Authority bylaws, rules or regulations) or regulatory impediments to the provision of the services called for by this Agreement or to receipt of the compensation called for under this Agreement or any supplements hereto; and, the Senior Executive hereby irrevocably covenants and agrees to immediately bring to the attention of Puget any facts required to make the foregoing representation and warranty continuingly accurate throughout the term of this Agreement, or any supplements or extensions thereof.

2.4	Exclusivity.

Except as permitted in exhibit 2.4, the Senior Executive will devote his, her or its business time exclusively to matters involving Puget.

2.5	Limitations on Services

(a)	The Parties recognize that certain responsibilities and obligations are imposed on Puget, by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the Financial Industry Regulatory Authority, in house “due diligence” or “compliance” departments of Licensed Securities Firms, etc.; accordingly, the Senior Executive agrees that he, she or it will not:

(1)	Release any financial or other material information or data about Puget without the prior written consent and approval of Puget’s general counsel;

(2)	Conduct any meetings with financial analysts without informing Puget’s general counsel and board of directors in advance of the proposed meeting and the format or agenda of such meeting;

(3)	Release any information or data about Puget to any selected or limited person(s), entity, or group if the Senior Executive is aware that such information or data has not been generally released or promulgated.

(b)	In any circumstances where the Senior Executive is describing the securities of Puget to a third party, the Senior Executive will disclose to such person any compensation received from Puget to the extent required under any applicable laws, including, without limitation, Section 17(b) of the Securities Act of 1933, as amended.

Please initial: Puget: ___Senior Executive:

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

(c)	In rendering his, her or its services, the Senior Executive will not disclose to any third party any confidential nonpublic information furnished by Puget or otherwise obtained by it with respect to Puget, unless authorized by Puget’s board of directors or permissible under applicable law and subject to binding agreements restricting divulgence thereof.

(d)	The Senior Executive will restrict or cease, as directed by Puget, all efforts on behalf of Puget, including all dissemination of information regarding Puget, immediately upon receipt of instructions (in writing by email or letter) to that effect from Puget.

(e)	If the Senior Executive learns of any pending public securities offering to be made or expected to be by made Puget, the Senior Executive will immediately cease any public relations activities on behalf of Puget until receipt of written instructions from Puget’s general counsel as to how to proceed, and thereafter will proceed only in accordance with such written instructions.

(f)	The Senior Executive will not take any action which would in any way adversely affect the reputation, standing or prospects of Puget or which would cause Puget to be in violation of applicable laws.

Article Three: Compensation

3.1	Compensation.

As consideration for the Senior Executive’s services to Puget the Senior Executive will be entitled to the compensation set forth in exhibit 3.1.

3.2	Benefits

The Senior Executive will be entitled:

(a)	To an annual vacation (Puget’s current vacation policy is to provide to its Senior Executives with three weeks paid vacation per year), medical and other employee benefits as Puget may offer from time to time, subject to applicable eligibility requirements and subject to Puget’s right to make any modifications to its benefits as it may from time to time deem appropriate;

(b)	To participate and to enroll in Puget’s major medical plan, if and when offered to its Senior Executives, on the first entry date following the commencement of this Agreement;

(c)	To short term disability insurance, if and when offered by Puget to its Senior Executives, on the first entry date following the commencement of this Agreement;

(d)	To participate in Puget’s officers and directors insurance plan and key man insurance when Puget initiates such coverage;

(e)	Legal malpractice insurance for services rendered to Puget which shall cover the Senior Executive individually and Carlos H. Arce, P.A., at policy limits agreed upon by the Parties;

(f)	To participation in Puget’s to its Senior Executives retirement plans and contributions to personal retirement plans in accordance with applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”);

(g)	To participation in Puget’s to its Senior Executives cash and qualified stock option plan; and

(h)	To reimbursement for authorized out of pocket expenses for any ordinary and necessary business and professional expenses incurred on behalf of Puget, but only if the expenses are adequately substantiated as required by Puget’s then applicable policies on expense reimbursements.

Please initial: Puget: ___Senior Executive:

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

3.3	Contingent Compensation

In addition to the compensation described above and in Section 3.1 (unless comparable compensation is provided for under the terms of a separate employment or consulting agreement) and subject to applicable legal restrictions based on licensing and other requirements, in the event that the Senior Executive arranges or provides funding for Puget on terms more beneficial than those reflected in Puget’s current principal financing agreements, copies of which are included among Puget’s records available through the SEC’s EDGAR web site, the Senior Executive shall be entitled, at its election, to either:

(a)	A fee equal to 5% of such savings, on a continuing basis; or

(b)	If equity funding is provided through the Senior Executive or any of his Affiliates, a discount of 5% from the bid price for the subject equity securities, if they are issuable as free trading securities, or, a discount of 25% from the bid price for the subject equity securities, if they are issuable as restricted securities (as the term restricted is used for purposes of SEC Rule 144); and

(c)	If equity funding is arranged for Puget by the Senior Executive and Puget is not obligated to pay any other source compensation in conjunction therewith, other than the normal commissions charged by broker dealers in securities in compliance with the compensation guidelines of the Financial Industry Regulatory Authority, Inc., the Senior Executive shall be entitled to a bonus in a sum equal to 5% of the net proceeds of such funding.

3.4	Indemnification.

Puget will defend, indemnify and hold the Senior Executive harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g., legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken in good faith on behalf of Puget, Puget, their affiliates or for other persons or entities at the request of the board of directors of Puget, to the fullest extent legally permitted, and in conjunction therewith, will assure that all required expenditures are made in a manner making it unnecessary for the Senior Executive to incur any out of pocket expenses; provided, however, that the Senior Executive permits Puget to select and supervise all personnel involved in such defense and that the Senior Executive waives any conflicts of interest that such personnel may have as a result of also representing Puget, Puget, their stockholders or other personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.

Please initial: Puget: ___Senior Executive:

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

Article Four: Special Covenants

4.1	Confidentiality.

The Senior Executive acknowledges that, in and as a result of his, her or its retainment hereunder, he, she or it will be developing for Puget, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as Puget’s trade secrets, systems, procedures, manuals, confidential reports, personnel resources, strategic and tactical plans, advisors, clients, patients, investors and funders; consequently, as material inducement to the entry into this Agreement by Puget, the Senior Executive hereby covenants and agrees that he, she or it will not, at any time during or following the terms of his, her or its retainment hereunder and for a period of two years thereafter, directly or indirectly, personally use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to him, her or it as a result of his, her or its retainment by Puget or Puget’s affiliates.

4.2	Intellectual Property.

(a)	It is further agreed and understood that all intellectual property within the scope of Puget’s business or contemplated business created, designed or developed in whole or in part by the Senior Executive during his, her or its retainment by Puget’s will be for the benefit of Puget which will own all right, title and interest to those properties in perpetuity.

(b)	Puget will own all right, title and interest in perpetuity to the results of the Senior Executive’s services as a service provider and to all types of practical and/or artistic materials and intellectual properties which are, in whole or in part, brought to, created, developed or produced by the Senior Executive during the retainment term and which are suggested by or related to his, her or its retainment hereunder or any activities to which he, she or it is assigned, and he, she or it will not have any claim to have any right, title or interest herein of any kind or nature.

(c)	The Senior Executive will execute assignments or other documents assigning to Puget all his, her or its rights in any invention developed and any patent, trademark, tradename or other intellectual property applications or resulting patents, trademarks, tradenames or other intellectual property applications with Puget retaining title thereto.

(d)	If Puget decides that it does not wish to participate in the ownership, development, marketing or use of any related intellectual property it may, by subscribed and written prior agreement, formally relinquish any such right on a case by case basis and the Senior Executive will then be free to dispose of the invention or intellectual property as he, she or it wishes under the following condition; in the event that the Senior Executive receives a bona fide, verifiable offer from a third party for the use or acquisition of the subject invention or intellectual property, Puget will have 30 business days to notify the Senior Executive of its decision to reacquire the right to own and develop such property under the terms materially similar to those reflected in the third party offer.

(e)	Notwithstanding the foregoing, if Puget has not developed the intellectual property described above within three years following its development, creation or assignment, then such intellectual property will revert to the Senior Executive with Puget retaining the 10% royalty interest therein described above with reference to the Senior Executive.

Please initial: Puget: ___Senior Executive:

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

4.3	Competition and Circumvention

(a)	The Senior Executive may not engage in any activities competitive with those of Puget during the term of this Agreement and any renewals thereof and for a period of two years following its termination nor may it refer any business opportunities within the scope of Puget’s business or reasonably contemplated business or capacities to any other person, the Senior Executive being subject to the judicially and statutorily developed “partnership opportunities doctrine”, as though he, she or it was a partner of Puget rather than merely a service provider.

(b)	Notwithstanding the foregoing, following termination of this Agreement the Senior Executive and Carlos H. Arce, P.A., may engage in the practice of law in the state of Florida and in the District of Columbia, specifically in the areas of health law, corporate law, and mergers and acquisitions.

4.4	Special & Cumulative Remedies.

In view of the irreparable harm and damage which would undoubtedly occur to Puget as a result of a breach by the Senior Executive of the covenants or agreements contained in this Article Four and in view of the lack of an adequate remedy at law to protect Puget’s interests, the Senior Executive hereby covenants and agrees that Puget will have the following additional rights and remedies in the event of a breach hereof:

(a)	The Senior Executive hereby consents to the issuance of a permanent injunction enjoining him, her or it from any violations of the covenants set forth in this Article Four; and

(b)	Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which Puget may sustain prior to the effective enforcement of such injunction, the Senior Executive hereby covenants and agrees to pay over to Puget, as the case may be, in the event he, she or it violates the covenants and agreements contained in this Article Four, the greater of:

(1)	Any payment or compensation of any kind received by him, her or it because of such violation before the issuance of such injunction, or

(2)	The sum of One Thousand ($1,000.00) Dollars per violation, which sum will be liquidated damages, and not a penalty, for the injuries suffered by Puget as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to Puget for any breach of the covenants and agreements contained in this Article Four prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect Puget from the injury caused by such breaches would be injunctive relief.

(c)	The Senior Executive hereby irrevocably agrees that the remedies described in this Article Four will be in addition to, and not in limitation of, any of the rights or remedies to which Puget is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

Please initial: Puget: ___Senior Executive:

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

4.5	Acknowledgment of Reasonableness.

(a)	The Senior Executive hereby represents, warrants and acknowledges that he, she or it has carefully read and considered the provisions of this Article Four and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of Puget and Puget, their officers, directors and other employees; consequently, in the event that any of the above described restrictions will be held unenforceable by any court of competent jurisdiction, the Senior Executive hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, the Senior Executive hereby covenants and agrees that if so modified, the covenants contained in this Article Four will be as fully enforceable as if they had been set forth herein directly by the Parties.

(b)	In determining the nature of this limitation, the Senior Executive hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that this covenant not to compete be imposed and maintained to the greatest extent possible.

4.6	Unauthorized Acts.

The Senior Executive hereby covenants and agrees that he, she or it will not do any act or incur any obligation on behalf of Puget of any kind whatsoever, except as authorized by the board of directors of the subject entity or by its stockholders pursuant to duly adopted stockholder action.

4.7	Covenant not to Disparage

The Senior Executive hereby irrevocably covenants and agrees that during the term of this Agreement and after its termination, he, she or it will refrain from making any remarks that could be construed by anyone, under any circumstances, as disparaging, directly or indirectly, specifically, through innuendo or by inference, whether or not true, about Puget, Puget, their constituent members, officers, directors, stockholders, employees, agents or affiliates, whether related to the business of Puget, to other business or financial matters or to personal matters.

Article Five: Miscellaneous

5.1	Notices.

(a)	All notices, demands or other communications hereunder will be in writing, and unless otherwise provided, will be deemed to have been duly given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(1)	To the Senior Executive: as indicated on exhibit 5.1(a)(1) annexed hereto and made a part hereof;

(2)	To Puget: Puget Technologies, Inc., 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; +1 561 2108535; kfordham@pugettechnologies.com, Attention Karen Lynn Fordhamor such other address or to such other person as any Party will designate to the other for such purpose in the manner hereinafter set forth.

Please initial: Puget: ___Senior Executive:

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

(b)	(1)	The Parties acknowledge that personnel associated with Qest Consulting Group, Inc., a Colorado corporation and Affiliate of Puget which serves as a strategic planning consultant to Puget (“Qest”) acted as scrivener for the Parties in this transaction but that Qest is not a law firm nor an agency subject to any professional regulation or oversight.

(2)	Because of the inherent conflict of interests involved, Qest has advised all of the Parties to retain independent legal, tax and accounting counsel to review this Agreement and its exhibits and incorporated materials on their behalf.

5.2	Amendment.

(a)	No modification, waiver, amendment, discharge or change of this Agreement will be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

(b)	This Agreement may not be modified without the consent of a majority in interest of Puget’s equity holders.

5.3	Merger.

(a)	This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(b)	All prior agreements whether written or oral, are merged herein and will be of no force or effect.

5.4	Survival.

The several representations, warranties and covenants of the Parties contained herein will survive the execution hereof and will be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5	Severability.

If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance will be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, will not be effected thereby.

5.6	Governing Law and Venue.

This Agreement will be construed in accordance with the laws of the State of Florida without regard to the conflicts of law provisions thereof and that any proceeding arising between the Parties in any matter pertaining or related to this Agreement will, to the extent permitted by law, be held in Palm Beach County, Florida.

Please initial: Puget: ___Senior Executive:

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

5.7	Dispute Resolution.

(a)	In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party will be entitled to recover its costs and expenses, including reasonable attorneys’ fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

(b)	In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute will, at the request of any Party, be exclusively resolved through the following procedures:

(1)	(A)	First, the issue will be submitted to mediation before a mediation service in Palm Beach County, Florida, to be selected by lot from six alternatives to be provided as follows: three by Puget and three by the Senior Executive.

(B)	The mediation efforts will be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

(2)	In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties will submit the dispute to binding arbitration before an arbitration service located in Palm Beach County, Florida to be selected by lot from six alternatives to be provided as follows: three by Puget and three by the Senior Executive.

(3)	(A)	Expenses of mediation will be borne by Puget, if successful.

	(B)	Expenses of mediation, if unsuccessful and of arbitration will be borne by the Party or Parties against whom the arbitration decision is rendered.

	(C)	If the terms of the arbitral award do not establish a prevailing Party, then the expenses of unsuccessful mediation and arbitration will be borne equally by the Parties.

5.8	Benefit of Agreement.

(a)	This Agreement may not be assigned by the Senior Executive without the prior written consent of Puget and Puget.

(b)	Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement will be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

5.9	Captions.

The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.10	Number and Gender.

All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

Please initial: Puget: ___Senior Executive:

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

5.11	Further Assurances.

The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, recipes, records and other documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

5.12	Status.

Nothing in this Agreement will be construed or will constitute a partnership, joint venture, agency, or lessor lessee relationship; but, rather, the relationship established hereby is that set forth on exhibits 2.2 through 2.4 annexed hereto and made a part hereof.

5.13	Counterparts.

(a)	This Agreement may be executed in any number of counterparts.

(b)	Execution by exchange of electronic transmission will be deemed legally sufficient to bind the signatory; however, the Parties will, for aesthetic purposes, prepare a fully executed original version of this Agreement, which will be the document filed by Puget, if required, with the Securities and Exchange Commission.

5.14	License.

(a)	This form of agreement is the property of Qest and the use hereof by the Parties is authorized hereby solely for purposes of this transaction.

(b)	The use of this form of agreement or of any derivation thereof without Qest’s prior written permission is prohibited.

(c)	This Agreement will not be more strictly interpreted against any Party as a result of its authorship.

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the last date set forth below.

Signed, Sealed & Delivered
In Our Presence
THE SENIOR EXECUTIVE

Carlos H. Arce, Esquire
Dated: October 5, 2021

Please initial: Puget: ___Senior Executive:

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

PUGET TECHNOLOGIES, INC.

By:
Karen Lynn Fordham, President
Dated: October 5, 2021	{Corporate Seal}
Attest:
Thomas Jaspers, Secretary

Please initial: Puget: ___Senior Executive:

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

Item	Description	Responsive Details

0.1	Senior Executive’s full name	Carlos H. Arce
0.2	Senior Executive’s background	BA History, Juris Doctor, Attorney licensed to practice in the state of Florida and in the District of Columbia, and, expert in areas involving healthcare law.
0.3	Senior Executive’s services	General counsel and chief compliance officer
2.2	Senior Executive’s initial hierarchal position and duties	Vice president, chief legal officer responsible for all agreements, legal and regulatory compliance, strategic planning team member
2.3	Senior Executive’s scope of retention	Limited agency authority only with specific board of directors’ authorization required to bind Puget.
2.4	Exceptions to full time obligation	a)	The Senior Executive’s exclusivity obligations under Section 2.4 will commence on the earlier to occur of November 15, 2021, or the day following the receipt by Puget of proceeds from its currently pending $20,000,000 limited offering in reliance on Rule 506(b) of Commission Regulation D.

		b)	The Senior Executive will maintain his Florida professional association, Carlos H. Arce, P.A. during the period of employment but may devote only such time thereto as will not interfere with his duties to Puget under this Agreement.
3.1	Senior Executive’s compensation	$25,000 signing bonus and $150,000 per annum, payable in equal monthly installments, provided, however, that all such payments will accrue rather than be paid, until closing on Puget’s currently pending $20,000,000 limited offering in reliance on Rule 506(b) of Commission Regulation D. $25,000 per year increase in base compensation at each one year anniversary. However, if Puget Board of Directors provides an increase in base for its officers, which is greater than $25,000 a year, then this increase will be void. If it is less than the $25,000 a year, the officer will receive an increase based on the difference.
5.1(a)(1)	Notice to Senior Executive	Carlos H. Arce, Esquire 2720 Northeast 53rd Court Lighthouse Point, Florida 33064 Telephone and WhatsApp: +1 (305) 877-3204 Email: ch.arce@ pugettechnologies.com

Please initial: Puget: ___Senior Executive:

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/